UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2004

United Industries Corporation
(Exact name of registrant as specified in its charter)

333-76055
(Commission File Number)

Delaware	43-1025604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Schuetz Road
St. Louis, Missouri 63146

(Address of principal executive offices, with zip code)

(314) 427-0780
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On June 15, 2004, United Industries Corporation (the Company) issued a press release announcing that it has entered into a definitive agreement to acquire United Pet Group, Inc. (UPG), a privately held marketer and manufacturer of premium branded pet supplies for approximately $360 million, subject to adjustment, which is expected to be funded through a combination of debt and equity financing.  The definitive agreement provides for a wholly owned subsidiary of the Company to merge with and into UPG, whereby UPG will become a wholly owned subsidiary of the Company.  Consummation of the transaction is subject to customary conditions to closing, including regulatory approval.  The Company expects to close the transaction during the third quarter of 2004.

The foregoing summary description of the definitive agreement does not purport to be complete and is qualified in its entirety by reference to the definitive agreement.  A copy of the press release is being filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United Industries Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIES CORPORATION Registrant

Dated: June 15, 2004	By:	/s/ Daniel J. Johnston
	Name:	Daniel J. Johnston
	Title:	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 15, 2004.